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                                                                     EXHIBIT 3.3

                         CERTIFICATE OF LIMITED PARTNERSHIP
                                         OF
                   TC PIPELINES INTERMEDIATE LIMITED PARTNERSHIP

     The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

     1. The name of the limited partnership is TC PipeLines Intermediate Limited Partnership (the "Partnership").

     2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

     Name and Address
     of Registered Agent                     Address of Registered Office
     -------------------                     ----------------------------
     The Corporation Trust Company           Corporation Trust Center
     Corporation Trust Center                1209 Orange Street
     1209 Orange Street                      Wilmington, Delaware  19801
     Wilmington, Delaware  19801

     3.   The name and business address of the General Partner is as follows:

     General Partner                         Address
     ---------------                         -------
     TC PipeLines GP, Inc.                   Four Greenspoint Plaza
                                             16945 Northchase Drive
                                             Houston, Texas  77060

          WHEREFORE, the undersigned has executed this Certificate as of the 16th of December, 1998.

                                 GENERAL PARTNER:

                                 TC PIPELINES GP, INC.

                                 By: /s/ Paul F. MacGregor
                                     ---------------------------------
                                     Name:  Paul F. MacGregor
                                     Title: Vice-President, Business Development